Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.485         $5.40      8.98%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.451         $5.40      8.35%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1996.




          a          b            c         d       e    Yield
          -          -            -         -       -    -----

       $25,702    $6,217       682,181    $5.40    $.00  6.43%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1996.





          a          b            c         d       e    Yield
          -          -            -         -       -    -----

     $1,399,352  $226,100     37,141,941  $5.76   $.00   6.67%

SEC Standardized Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:              ERV = Ending redeemable value of a hypothetical $1,000
                          investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                    P   = a hypothetical initial investment of $1,000

                    N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1996.

                                              AVE. ANNUAL         TOTAL
                  ERV          P         N    TOTAL RETURN       RETURN
                  ---          -         -    ------------       ------

  1 year:   $   1,062.30  $ 1,000.00    1.00     6.23%            6.23%

 5 years:   $   1,756.20  $ 1,000.00    5.00    11.92%           75.62%

10 years:   $   2,021.50  $ 1,000.00   10.00     7.29%          102.15%

NAV Only Total Returns - Class A shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1996.

                                               AVE. ANNUAL        TOTAL
                  ERV          P         N    TOTAL RETURN        RETURN
                  ---          -         -    ------------        ------

  1 year:   $   1,133.50  $ 1,000.00    1.00     13.35%           13.35%

 5 years:   $   1,874.80  $ 1,000.00    5.00     13.39%           87.48%

10 years:   $   2,157.00  $ 1,000.00   10.00      7.99%          115.70%

SEC Standardized Total Returns


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1996.

                                                   AVE. ANNUAL    TOTAL
                      ERV            P        N   TOTAL RETURN    RETURN
                      ---            -        -   ------------    ------

      1 year:   $   1,078.80  $   1,000.00   1.00     7.88%        7.88%

Life of Fund:   $   1,267.30  $   1,000.00   1.97    12.79%       26.73%

NAV Only Total Returns - Class B shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending redeemable value of a hypothetical $1,000
                        investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1996.

                                                     AVE. ANNUAL    TOTAL
                      ERV             P        N    TOTAL RETURN    RETURN
                      ---             -        -    -----------     ------

      1 year:   $   1,124.10  $   1,000.00   1.00      12.41%       12.41%

Life of Fund:   $   1,319.70  $   1,000.00   1.97      15.13%       31.97%